Exhibit 10.49

                             JOINT VENTURE AGREEMENT

       IA GLOBAL ACQUISITION COMPANY AND INNOVATIVE COMPUTING GROUP, INC.

                                DECEMBER 14, 2004


         The parties to this agreement are IA Global Acquisition Company (IGA) and Innovative Computing Group, Inc. (Lafe).

         Both parties acknowledge that each owns valuable intellectual property rights and products related to data compression and the movement of data. IGA owns rights acquired from QuikCAT.com, Inc. in an auction pursuant to the United States Bankruptcy Court for the Northern District of Ohio, Case No. 03-12179-H, while Lafe owns rights in other intellectual property related to data compression and movement as outlined in those court documents, all of which are the subject of this agreement.

         Further, both parties acknowledge that from time to time business opportunities may arise that require some of both parties' technology, and that the high costs involved in establishing a clear distinction between the intellectual properties owned by the respective parties in a particular implementation might preclude productive commercial development of the product or products based upon that implementation.

         Both parties acknowledge that they have an interest in forming a new company to own and exploit these intellectual property rights, but have not yet entered into definitive agreements to that end.

         In order to capitalize on business opportunities without consummating a formal business combination, the parties agree to the following procedures and revenue sharing arrangement:

      a. Both parties will continue to identify and pursue business opportunities related to the intellectual property each owns as part of its ongoing business. Each party will act in good faith to bring to the attention of the other party business opportunities that require the use of both parties' intellectual property as soon as possible. It is understood that neither party is obligated to bring any particular business opportunity to the attention of the other party and that each party is free to pursue business opportunities that do not require the use of both parties' intellectual property without first informing the other party.

      b. IGA will fund the operations of Lafe based on an approved budget to allow for development of products and related revenues.

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      c. Any product sales or licensing opportunities will be discussed between the parties to ensure no conflicts are created. The parties will work together in good faith to maximize the revenue opportunities, neither hindering the other's activities.

      d. Upon the sale of products or the generation of licensing revenues, the first revenues will be used to repay the IGA funding provided for the project. Any further net revenues generated will be split equally between the parties.

      e. The parties intend to execute a more comprehensive agreement or series of agreements concerning the subject matter of this agreement and other matters, but this agreement shall be binding upon the parties until it is specifically superceded by a subsequent agreement between the parties.

      f. Each party will provide an accounting of revenues and expenses within 21 days of month end and make payment of the other parties' share of profits.

         Nothing in this joint venture agreement transfers any of either parties' intellectual property rights to the other party by license or otherwise, does not bind either party to a formal business combination, nor does it create any other contractual relationship.

         The parties agree to act in good faith in all matters related to this joint venture.

         The effective date of this agreement is December 14, 2004

         The signing parties below acknowledge that they have the authority to enter into this agreement and that no further approvals are necessary.

Accepted and Agreed:

Innovative Computing Group, Inc.            IA Global Acquisition Company


By: /s/ Olurinde Lafe                       By: /s/ Alan Margerison
    -----------------                           -------------------
Olurinde E. Lafe                            Alan Margerison
Its President                               Its President

12/14/04                                    12/14/04
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Date                                        Date

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